Exhibit 10.1

THIS AMENDED AND RESTATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS AMENDED AND RESTATED PROMISSORY NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE MAKER HAS RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE MAKER.

AMENDED AND RESTATED PROMISSORY NOTE

$8,000,000.00	May 9, 2023

FOR VALUE RECEIVED, Cingulate Therapeutics LLC, a Delaware limited liability company having an office at 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205 (the “Maker”) hereby promises to pay to the order of Werth Family Investment Associates LLC, a Connecticut limited liability company (the “Lender”), having an office at 1764 Litchfield Turnpike, Suite 202, Woodbridge, Connecticut 06525, or at such other address as the Lender may designate from time to time, the principal amount of EIGHT MILLION and 00/100 DOLLARS ($8,000,000.00) (the “Advance”), or so much as has been advanced and not repaid under this Amended and Restated Promissory Note (as amended, supplemented or otherwise modified from time to time, this “Note”), together with interest from and after the date of this Note on the outstanding principal of the Advance at a rate per annum equal to the Applicable Interest Rate (as defined below) (computed on the basis of the actual number of days elapsed in a 360-day year) and continuing on the outstanding principal of the Advance until this Note is indefeasibly and irrevocably paid in full by the Maker, on the terms and conditions set forth herein. This Note completely amends and replaces that certain Promissory Note dated August 9, 2022 (the “Original Note”) in the stated principal amount of $5,000,000.00 executed by Maker in favor of Lender. The Original Note shall have no further force or effect whatsoever. “Applicable Interest Rate” shall mean the rate of fifteen percent (15%) per annum. Interest shall be due and payable in cash in immediately available funds on the Maturity Date (as defined below). The entire outstanding principal balance of this Note and any and all accrued and unpaid interest, fees and expenses payable hereunder shall be due and payable on the earliest of (x) August 8, 2025, (y) the date upon which such amounts become due pursuant to the terms and provisions of this Note or (z) one hundred and twenty (120) days following any written demand made by Lender to Maker within the first five (5) business days of a calendar quarter beginning July 1, 2023 and each July 1, October 1, January 1 and April 1 thereafter. (the “Maturity Date”).

All payments hereunder shall be made in lawful money of the United States of America and in immediately available funds. All payments shall be credited first to costs, fees and expenses provided for under this Note, then to accrued but unpaid interest, then to principal. Lender shall maintain in his internal records an account or accounts evidencing the amount of the Advance made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Maker absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any of the Obligations. As used herein, the term “Obligations” means the collective reference to the unpaid principal of and interest on this Note and all other obligations and liabilities of the Maker to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with, this Note or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Maker pursuant to the terms of this Note or any other document made, delivered or given in connection herewith or therewith).

This Note may be prepaid in whole or in part at any time without premium or penalty. No part of the Advance that is repaid may be reborrowed.

Upon the occurrence of any of the following specified events of default (each an “Event of Default”): (1) default by the Maker in making any payment of principal, interest or any other amount payable under this Note when due; or (2) the Maker becomes insolvent (however such insolvency may be evidenced) or bankrupt, or makes an assignment for the benefit of his creditors, or a trustee or receiver is appointed for the Maker or a substantially all of the assets of the Maker with the consent of the Maker, or if appointed without the consent of the Maker, such trustee or receiver is not discharged within sixty (60) days, or bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against the Maker under the laws of any jurisdiction, and if instituted against the Maker are consented to by him or remain undismissed for sixty (60) days, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of the Maker and shall not be released or bonded within sixty (60) days after levy; or (3) the Maker shall become unable to, shall admit in writing his inability to, shall fail generally to or shall declare his intention not to, pay his debts as they become due; THEN, in any such event, and at any time thereafter, unless and to the extent that the Lender otherwise shall elect, if any Event of Default shall then be continuing, the principal and the accrued interest under this Note shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Maker.

Upon an Event of Default hereunder or in connection with any other default with respect to any of the Obligations, the Lender may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity. The Maker will pay to the Lender all reasonable out-of-pocket expenses (including reasonable expense for legal services of every kind) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Obligations.

EACH OF THE PARTIES IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, TO THE SUPERIOR COURT OF THE STATE OF DELAWARE OR, IF JURISDICTION IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES, THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE STATE OF DELAWARE, AND ANY APPELLATE COURT FROM ANY SUCH STATE OR FEDERAL COURT, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS WITH RESPECT TO ANY SUCH CLAIM SHALL BE HEARD AND DETERMINED IN SUCH DELAWARE COURT OR IN SUCH FEDERAL COURT, AS APPLICABLE. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH CLAIM IS CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

THE UNDERSIGNED IN ANY LITIGATION (WHETHER OR NOT ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OTHER OBLIGATION OR LIABILITIES TO THE LENDER) IN WHICH THE UNDERSIGNED AND THE LENDER SHALL BE ADVERSE PARTIES, HEREBY WAIVES THE RIGHT TO TRIAL BY JURY.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE MAKER AND THE LENDER HEREUNDER AND IN RESPECT HEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF DELWARE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

If action is instituted on this Note, the Maker agrees to pay on demand all of the Lender’s reasonable out-of-pocket costs and expenses, including reasonable counsel fees, in connection with the collection of any amounts due to the Lender and enforcement of his rights under this Note.

No modification or waiver of any provision of this Note and no consent by the Lender to any departure therefrom by the Maker shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. This Note and the rights and obligations hereunder may not be assigned by the Maker and any such assignment shall be null and void.

This Note and the provisions hereof are to be binding on the heirs, successors and assigns of the Maker.

Immediately after all of the principal amount of the Note has been paid in full, this Note shall be automatically canceled and Lender shall immediately surrender this Note to the Maker for cancellation. After cancellation of this Note, this Note shall not be reissued.

All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; or (b) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery; or (c) upon electronic transmission, if notice is delivered by electronic transmission, the notice shall be deemed effective if the content thereof is transmitted to the Maker, at the email address of sschaffer@cingulate.com and cgilgallon@cingulate.com with written verification of receipt. All communications will be sent to the respective parties at the addresses shown herein (or to such other address as subsequently modified by written notice given in accordance with this paragraph).

[signature page follows]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the day and year first above written.

MAKER: CINGULATE THERAPEUTICS LLC

/s/ Shane J. Schaffer
Name:	Shane J. Schaffer
Title:	CEO

ACCEPTED AND ACKNOWLEDGED AS OF

THE FIRST DATE WRITTEN ABOVE:

LENDER: WERTH FAMILY INVESTMENT ASSOCIATES LLC

/s/ Peter J. Werth
Name:	Peter J. Werth
Title:	Manager

Signature Page to Amended and Restated Promissory Note